RECEIVED                                                OFFICE OF THE CLERK
                                                                  CITY HALL
    MAR 13 1990                                                  BOSTON MASS
                                                                 MAR 13 1990
SECRETARY OF STATE
CORPORATE DIVISION
                               SCUDDER FUNDS TRUST

                             Redesignation of Series


The undersigned, being at least a majority of the duly elected and qualified Trustees of Scudder Funds Trust, a Massachusetts business trust (the "Trust") acting pursuant to Section 5.11 of the Amended and Restated Declaration of Trust dated December 21, 1987, as amended, (the "Declaration of Trust") of the Trust, hereby designate certain series of the Trust by amending the Establishment and Designation of Additional Series of Shares of Beneficial Interest filed with the Secretary of State of the Commonwealth of Massachusetts on January 30, 1986, as follows:

     1. the "1990 U.S. Government Zero Coupon Target Portfolio" is redesignated the "Scudder Zero Coupon 1990 Fund";

     2. the "1995 U.S. Government Zero Coupon Target Portfolio" is redesignated the "Scudder Zero Coupon 1995 Fund";

     3. the "2000 U.S. Government Zero Coupon Target Portfolio" is redesignated the "Scudder Zero Coupon 2000 Fund";

     4. the "2005 U.S. Government Zero Coupon Target Portfolio" is redesignated the "Scudder Zero Coupon 2005 Fund";

     5. the "2010 U.S. Government Zero Coupon Target Portfolio" is redesignated the "Scudder Zero Coupon 2010 Fund";

The foregoing shall be effective upon the date the Trust's Post-Effective Amendment No. 14 to its Registration Statement under the Securities Act of 1933 becomes effective.

Dated: March 7, 1990


/s/ Thomas J. Devine                     /s/ Wilson Nolen
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    Thomas J. Devine                         Wilson Nolen


/s/ Peter B. Freeman                     /s/ Juris Padegs
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    Peter B. Freeman                         Juris Padegs


/s/ George S. Johnston
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    George S. Johnston